250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Jillian Cutrone Tel: (518) 415-4306 Fax: (518) 745-1976

Arrow Reports Increase in Second Quarter Net Income, Record Loan Balances

•	Second quarter net income increased 35.0% year-over-year to $9.7 million.

•	Second quarter diluted earnings per share (EPS) rose 32.7% to $0.69.

•	Period-end total loans reached a record high of $2.1 billion, up 9.5% year-over-year.

•	Second quarter net interest income increased 9.0% over the prior-year comparable quarter.

•	New record highs for total assets, total equity and assets under management and trust administration.

•	Continued strong ratios for profitability, asset quality and capital.

GLENS FALLS, N.Y. (July 23, 2018) – Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three-month period ended June 30, 2018. Net income for the second quarter of 2018 was $9.7 million, an increase of $2.5 million, or 35.0%, from net income of $7.2 million a year earlier. Diluted earnings per share (EPS) for the second quarter was $0.69, an increase of 32.7% from diluted EPS of $0.52 during the comparable 2017 quarter.

Annualized key profitability ratios also improved, as measured by a return on average equity (ROE) of 15.22% and a return on average assets (ROA) of 1.38% for the second quarter, compared to 12.08% and 1.08% a year earlier.

Arrow President and CEO Thomas J. Murphy said, “I am extremely proud of the Company’s results, which are directly tied to the collective efforts of our team. Their commitment to driving results can be seen not only in our financial performance, but through countless hours of volunteer work for the benefit of our communities and service to local businesses and municipalities."

The following expands upon second quarter results:

Net Interest Income: Driven by strong loan growth and an increase in the net interest margin, second quarter 2018 net interest income increased to $21.0 million, up 9.0% from $19.2 million in the comparable quarter of 2017. The net interest margin was 3.11% for the quarter, as compared to 3.02% for the second quarter of 2017. This increase in net interest margin was the result of several factors, including higher market rates, an increase in the yield on earning assets and low deposit rate sensitivities on the funding side. On a tax equivalent (non-GAAP) basis, the net interest margin was 3.18%.

Loan Growth: During the second quarter of 2018, total loans grew by $64.8 million, or 3.3%, as compared to the first quarter of 2018, with the largest loan growth in the consumer and residential real estate segments. Over the 12 months ended June 30, 2018, total loans increased to a record high of $2.1 billion, up $179.2 million, or 9.5%, from the June 30, 2017 level.

The consumer loan portfolio grew by $83.2 million, or 14.4%, over the balance at June 30, 2017, primarily as a result of growth in the indirect automobile lending program. Total outstanding commercial loans were up $15.2 million, or 2.7%, from June 30, 2017. The residential real estate loan portfolio increased $80.9 million, or 11.1%, over the balance at June 30, 2017.

Deposit Growth: At June 30, 2018, deposit balances reached $2.3 billion, up $84.7 million, or 3.8%, from the prior-year level with growth in both personal and business balances. Noninterest-bearing deposits represented 20.3% of total deposits at June 30, 2018, compared to 19.5% at June 30, 2017.

Noninterest Income: Noninterest income for the three-month period ended June 30, 2018 increased 12.1% from the comparable 2017 quarter, mainly due to income from fiduciary activities, which increased during the quarter by $497 thousand, or 23.1%, over the amount for the second quarter of 2017. Additionally, net gain on equity securities of $223 thousand was the result of the change in fair value of marketable equity securities.

Assets Under Management: Assets under trust administration and investment management reached a record high of $1.5 billion at June 30, 2018, an increase of $123.5 million, or 9.1%, from the balance at June 30, 2017, driven by continued strength in equity markets.

Noninterest Expense: Noninterest expense for the second quarter of 2018 increased 3.5% to $16.2 million, from $15.6 million for the second quarter of 2017, primarily due to a 6.5% increase in salaries and employee benefits over the same 2017 quarter.

Provision for Income Taxes: The provision for income taxes was $2.3 million in the second quarter of 2018 versus $3.0 million in the same quarter of 2017. The effective income tax rates for the three-month periods ended June 30, 2018 and 2017 were 19.3% and 29.5%, respectively, which reflects the impact of the Tax Cuts and Jobs Act of 2017.

Asset Quality: Asset quality remained strong at June 30, 2018, as measured by continuing low levels of nonperforming assets and net charge-offs. Nonperforming assets at June 30, 2018 were $5.6 million, down $3.1 million, or 35.5%, from the level at June 30, 2017. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.01% for the three-month period ended June 30, 2018, down from the prior-year comparable quarter of 0.04%.

The allowance for loan losses was $19.6 million at June 30, 2018, which represented 0.95% of loans outstanding. The provision for loan losses for the second quarter of 2018 was $629 thousand, up $207 thousand from the provision for the comparable 2017 quarter, mainly due to growth in the loan portfolio.

Capital: Total stockholders’ equity was a record $259.5 million at period-end, up $18.7 million, or 7.8%, from the prior year. Overall regulatory capital ratios also remain strong in 2018, with the Company's common equity tier 1 ratio estimated to be 13.01% and the total risk-based capital ratio estimated to be 15.06% at June 30, 2018. These capital levels at the Company and both its subsidiary banks continue to significantly exceed the "well capitalized" regulatory standard.

Cash and Stock Dividends: The Company distributed a cash dividend of $0.25 per share to shareholders in the second quarter of 2018. The cash dividend was 3% higher than the cash dividend paid in the second quarter of 2017 when adjusted for the 3.0% stock dividend distributed on September 28, 2017.

Industry Recognition: Both of the Company's banking subsidiaries maintained their BauerFinancial, Inc. 5-Star Superior Bank rating. Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company have continued to earn this designation for the last 45 and 37 quarters, respectively. The Company was also included for the eighth consecutive year on American Banker's "Midtier Performers" list, ranking 31st out of more than 200 financial institutions. It is one of only three New York banks, and the only one from the Capital Region, to appear in the top 50.

_________

About Arrow: Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc. and Upstate Agency, LLC.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by the Company from time to time are useful in evaluating the Company's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$19,909	$17,295	$38,767	$33,697
Interest on Deposits at Banks	158	78	292	138
Interest and Dividends on Investment Securities:
Fully Taxable	2,048	2,013	3,941	4,003
Exempt from Federal Taxes	1,475	1,540	3,008	3,085
Total Interest and Dividend Income	23,590	20,926	46,008	40,923
INTEREST EXPENSE
Interest-Bearing Checking Accounts	388	381	775	712
Savings Deposits	711	316	1,233	607
Time Deposits over $250,000	328	66	532	121
Other Time Deposits	282	233	541	461
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	16	9	32	16
Federal Home Loan Bank Advances	656	506	1,070	951
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	247	188	461	367
Total Interest Expense	2,628	1,699	4,644	3,235
NET INTEREST INCOME	20,962	19,227	41,364	37,688
Provision for Loan Losses	629	422	1,375	780
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	20,333	18,805	39,989	36,908
NONINTEREST INCOME
Income From Fiduciary Activities	2,647	2,150	4,844	4,168
Fees for Other Services to Customers	2,570	2,413	4,950	4,670
Insurance Commissions	2,192	2,115	4,095	4,313
Net Gain on Equity Securities	223	—	241	—
Net Gain on Sales of Loans	23	204	61	250
Other Operating Income	256	175	609	351
Total Noninterest Income	7,911	7,057	14,800	13,752
NONINTEREST EXPENSE
Salaries and Employee Benefits	9,812	9,211	19,181	18,358
Occupancy Expenses, Net	2,420	2,494	4,961	5,038
FDIC Assessments	223	228	440	454
Other Operating Expense	3,737	3,704	7,566	7,262
Total Noninterest Expense	16,192	15,637	32,148	31,112
INCOME BEFORE PROVISION FOR INCOME TAXES	12,052	10,225	22,641	19,548
Provision for Income Taxes	2,322	3,017	4,380	5,709
NET INCOME	$9,730	$7,208	$18,261	$13,839
Average Shares Outstanding [1]:
Basic	13,975	13,890	13,955	13,889
Diluted	14,058	13,975	14,038	13,989
Per Common Share:
Basic Earnings	$0.70	$0.52	$1.31	$1.00
Diluted Earnings	0.69	0.52	1.30	0.99
[1] Share and per share data have been restated for the September 28, 2017, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts - Unaudited)

	June 30, 2018	December 31, 2017	June 30, 2017
ASSETS
Cash and Due From Banks	$38,552	$42,562	$39,105
Interest-Bearing Deposits at Banks	22,189	30,276	26,972
Investment Securities:
Available-for-Sale	325,387	300,200	327,392
Held-to-Maturity (Approximate Fair Value of $292,605 at June 30, 2018; $335,901 at December 31, 2017; and $350,355 at June 30, 2017)	297,885	335,907	348,018
Equity Securities	1,802	—	—
Other Investments	11,089	9,949	11,035
Loans	2,057,862	1,950,770	1,878,632
Allowance for Loan Losses	(19,640)	(18,586)	(17,442)
Net Loans	2,038,222	1,932,184	1,861,190
Premises and Equipment, Net	28,104	27,619	26,565
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	2,060	2,289	2,482
Other Assets	58,008	57,606	57,089
Total Assets	$2,845,171	$2,760,465	$2,721,721
LIABILITIES
Noninterest-Bearing Deposits	$467,048	$441,945	$433,480
Interest-Bearing Checking Accounts	861,959	907,315	905,624
Savings Deposits	735,217	694,573	679,320
Time Deposits over $250,000	70,950	38,147	33,630
Other Time Deposits	169,607	163,136	167,984
Total Deposits	2,304,781	2,245,116	2,220,038
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	60,248	64,966	40,892
Federal Home Loan Bank Overnight Advances	136,000	105,000	122,000
Federal Home Loan Bank Term Advances	45,000	55,000	55,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Other Liabilities	19,654	20,780	23,039
Total Liabilities	2,585,683	2,510,862	2,480,969
STOCKHOLDERS’ EQUITY
Preferred Stock, $5 Par Value; 1,000,000 Shares Authorized	—	—	—
Common Stock, $1 Par Value; 20,000,000 Shares Authorized (18,481,301 Shares Issued and Outstanding at June 30, 2018; 18,481,301 at December 31, 2017 and 17,943,201 at June 30, 2017)	18,481	18,481	17,943
Additional Paid-in Capital	292,020	290,219	272,187
Retained Earnings	40,326	28,818	35,739
Unallocated ESOP Shares (9,643 Shares at June 30, 2018; 9,643 Shares at December 31, 2017 and 19,466 Shares at June 30, 2017)	(200)	(200)	(400)
Accumulated Other Comprehensive Loss	(11,804)	(8,514)	(6,200)
Treasury Stock, at Cost (4,467,909 Shares at June 30, 2018; 4,541,524 Shares at December 31, 2017 and 4,428,713 Shares at June 30, 2017)	(79,335)	(79,201)	(78,517)
Total Stockholders’ Equity	259,488	249,603	240,752
Total Liabilities and Stockholders’ Equity	$2,845,171	$2,760,465	$2,721,721

Arrow Financial Corporation Selected Quarterly Information (Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Net Income	9,730	8,531	8,071	7,416	7,208
Transactions Recorded in Net Income (Net of Tax):
Net (Loss) Gain on Securities Transactions	—	—	(278)	6	—
Tax Benefit from Net Deferred Tax Liability Revaluation	—	—	1,116	—	—

Share and Per Share Data:[1]
Period End Shares Outstanding	14,004	13,950	13,930	13,891	13,900
Basic Average Shares Outstanding	13,975	13,936	13,905	13,889	13,890
Diluted Average Shares Outstanding	14,058	14,016	14,006	13,966	13,975
Basic Earnings Per Share	$0.70	$0.61	$0.58	$0.53	$0.52
Diluted Earnings Per Share	0.69	0.61	0.58	0.53	0.52
Cash Dividend Per Share	0.250	0.250	0.250	0.243	0.243

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	28,543	27,978	27,047	27,143	24,480
Investment Securities	647,913	642,442	660,043	677,368	684,570
Loans	2,026,598	1,971,240	1,930,590	1,892,766	1,842,543
Deposits	2,325,202	2,305,736	2,284,206	2,193,778	2,206,365
Other Borrowed Funds	219,737	184,613	187,366	262,864	207,270
Shareholders’ Equity	256,358	251,109	247,253	243,801	239,396
Total Assets	2,823,061	2,763,706	2,744,180	2,725,653	2,677,843
Return on Average Assets, annualized	1.38%	1.25%	1.17%	1.08%	1.08%
Return on Average Equity, annualized	15.22%	13.78%	12.95%	12.07%	12.08%
Return on Average Tangible Equity, annualized	16.80%	15.24%	14.36%	13.40%	13.45%
Average Earning Assets	2,703,054	2,641,660	2,617,680	2,597,277	2,551,593
Average Paying Liabilities	2,100,085	2,050,661	2,029,811	2,012,802	2,005,421
Interest Income	23,590	22,418	22,135	21,599	20,926
Tax-Equivalent Adjustment [3]	468	491	980	966	949
Interest Income, Tax-Equivalent [3]	24,058	22,909	23,115	22,565	21,875
Interest Expense	2,628	2,016	1,821	1,949	1,699
Net Interest Income	20,962	20,402	20,314	19,650	19,227
Net Interest Income, Tax-Equivalent [3]	21,430	20,893	21,294	20,616	20,176
Net Interest Margin, annualized	3.11%	3.13%	3.08%	3.00%	3.02%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.18%	3.21%	3.23%	3.15%	3.17%

Efficiency Ratio Calculation: [4]
Noninterest Expense	16,192	15,955	16,045	15,548	15,637
Less: Intangible Asset Amortization	66	67	69	69	70
Net Noninterest Expense	16,126	15,888	15,976	15,479	15,567
Net Interest Income, Tax-Equivalent	21,430	20,893	21,294	20,616	20,176
Noninterest Income	7,911	6,888	6,752	7,141	7,057
Less: Net (Loss) Gain on Sales of Securities	—	—	(458)	10	—
Less: Net Gain on Equity Securities	223	18	—	—	—
Net Gross Income	29,118	27,763	28,504	27,747	27,233
Efficiency Ratio	55.38%	57.23%	56.05%	55.79%	57.16%

Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	259,488	252,734	249,603	244,648	240,752
Book Value per Share [1]	18.53	18.12	17.92	17.61	17.32
Goodwill and Other Intangible Assets, net	23,933	24,045	24,162	24,268	24,355
Tangible Book Value per Share [1,2]	16.82	16.39	16.18	15.86	15.57

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.65%	9.62%	9.49%	9.30%	9.35%
Common Equity Tier 1 Capital Ratio	13.01%	12.97%	12.89%	12.70%	12.68%
Tier 1 Risk-Based Capital Ratio	14.04%	14.03%	13.97%	13.79%	13.79%
Total Risk-Based Capital Ratio	15.06%	15.04%	14.99%	14.77%	14.77%

Assets Under Trust Administration and Investment Management	$1,479,753	$1,470,191	$1,452,994	$1,411,608	$1,356,262

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 28, 2017, 3% stock dividend.

2.
Non-GAAP Financial Measures Reconciliation: Tangible Book Value and Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.

		6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
	Total Stockholders' Equity (GAAP)	259,488	252,734	249,603	244,648	240,752
	Less: Goodwill and Other Intangible assets, net	23,933	24,045	24,162	24,268	24,355
	Tangible Equity (Non-GAAP)	$235,555	$228,689	$225,441	$220,380	$216,397

	Period End Shares Outstanding	14,004	13,950	13,930	13,891	13,900
	Tangible Book Value per Share (Non-GAAP)	$16.82	$16.39	$16.18	$15.86	$15.57

3.
Non-GAAP Financial Measures Reconciliation: Net Interest Margin, Tax-Equivalent is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

		6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
	Net Interest Income (GAAP)	20,962	20,402	20,314	19,650	19,227
	Add: Tax-Equivalent adjustment (Non-GAAP)	468	491	980	966	949
	Net Interest Income, Tax-Equivalent (Non-GAAP)	$21,430	$20,893	$21,294	$20,616	$20,176
	Average Earning Assets	2,703,054	2,641,660	2,617,680	2,597,277	2,551,593
	Net Interest Margin (Non-GAAP)*	3.18%	3.21%	3.23%	3.15%	3.17%

4.
Non-GAAP Financial Measures: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with, bank regulatory capital rules. All prior quarters reflect actual results. The June 30, 2018 CET1 ratio listed in the tables (i.e., 13.01%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
	Total Risk Weighted Assets	1,934,890	1,889,719	1,856,242	1,830,730	1,802,455
	Common Equity Tier 1 Capital	259,488	265,066	259,378	232,473	228,586
	Common Equity Tier 1 Ratio	13.01%	12.97%	12.89%	12.70%	12.68%

* Quarterly ratios have been annualized

Arrow Financial Corporation Consolidated Financial Information (Dollars in Thousands - Unaudited)

Quarter Ended:	06/30/2018	12/31/2017	6/30/2017
Loan Portfolio
Commercial Loans	$118,881	$129,249	$126,259
Commercial Real Estate Loans	464,394	444,248	441,809
Subtotal Commercial Loan Portfolio	583,275	573,497	568,068
Consumer Loans	661,908	602,827	578,754
Residential Real Estate Loans	812,679	774,446	731,810
Total Loans	$2,057,862	$1,950,770	$1,878,632
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Quarter	$19,057	$17,695	$17,216
Loans Charged-off	(264)	(363)	(305)
Less Recoveries of Loans Previously Charged-off	218	97	109
Net Loans Charged-off	(46)	(266)	(196)
Provision for Loan Losses	629	1,157	422
Allowance for Loan Losses, End of Quarter	$19,640	$18,586	$17,442
Nonperforming Assets
Nonaccrual Loans	$3,880	$5,526	$5,222
Loans Past Due 90 or More Days and Accruing	170	319	1,821
Loans Restructured and in Compliance with Modified Terms	106	105	101
Total Nonperforming Loans	4,156	5,950	7,144
Repossessed Assets	76	109	90
Other Real Estate Owned	1,412	1,738	1,523
Total Nonperforming Assets	$5,644	$7,797	$8,757
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.01%	0.05%	0.04%
Provision for Loan Losses to Average Loans, Quarter-to-date Annualized	0.12%	0.24%	0.09%
Allowance for Loan Losses to Period-End Loans	0.95%	0.95%	0.93%
Allowance for Loan Losses to Period-End Nonperforming Loans	472.57%	312.37%	244.15%
Nonperforming Loans to Period-End Loans	0.20%	0.31%	0.38%
Nonperforming Assets to Period-End Assets	0.20%	0.28%	0.32%
Six-Month Period Ended:
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Year	$18,586		$17,012
Loans Charged-off	(634)		(574)
Less Recoveries of Loans Previously Charged-off	313		224
Net Loans Charged-off	(321)		(350)
Provision for Loan Losses	1,375		780
Allowance for Loan Losses, End of Period	$19,640		$17,442
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.03%		0.04%
Provision for Loan Losses to Average Loans, Annualized	0.14%		0.09%